UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):       August 23, 2012

COMPUTER SCIENCES CORPORATION (Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code  (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On August 23, 2012, CSC announced that it has appointed Thomas R. Colan as Vice President, Controller and Principal Accounting Officer. Mr. Colan’s employment will commence on August 31, 2012. Additionally, CSC announced that Mr. Donald G. DeBuck is stepping down from his role as Vice President and Controller of CSC, effective August 31, 2012, and will transition to support the CFO office’s systems enhancement activities.

     Mr. Colan will receive total base and annual incentive cash compensation (at target) of $511,000 for the remainder of the Company’s 2013 fiscal year. In addition, beginning with the 2013 fiscal year he will be granted an annual long-term equity incentive award with an approved value of 200% of the portion of his annual base salary earned in the given fiscal year, in each case with terms and conditions generally applicable to awards granted to other senior executive officers of the Company. Forty percent (40%) of each annual equity award will be delivered in stock options and the remaining 60% in performance-vested restricted stock units (or such other proportion as may be determined by the Compensation Committee of the Company’s Board of Directors from time to time). The number of shares subject to each annual long-term equity incentive award will be determined in accordance with the Company’s Equity Grant Policy.

     Mr. Colan will also be awarded a one-time inducement equity grant of 12,000 restricted stock units (“Inducement RSUs”), which will vest on the third anniversary of the grant date, subject to Mr. Colan’s continued employment with the Company.

     Mr. Colan will be eligible to receive additional restricted stock units (referred to as “Career Shares”). Mr. Colan’s Career Shares generally will have the same terms and conditions applicable to Career Shares granted to other eligible senior executives.

     Mr. Colan also will be eligible to participate in the Company’s Severance Plan for Senior Management and Key Employees (“Severance Plan”), which provides for certain post-employment severance payments in connection with a change in control. He will not be eligible to receive excise tax gross ups as excise tax gross ups have been eliminated for persons who become participants in the Severance Plan in Fiscal Year 2009 and thereafter. Mr. Colan will also be eligible to participate in other employee benefit programs generally available to employees of the Company.

     Mr. Colan will execute and be subject to the Company’s standard non-competition and non-solicitation agreement. The standard non-competition and non-solicitation agreement provides that Mr. Colan will be subject to certain restrictive covenants, including (i) non-disclosure restrictions, (ii) non-solicitation of the Company's employees, clients and prospective clients during the term of his employment and for a period of twenty-four months thereafter, and (iii) non-competition during the term of employment and for a period of twelve months thereafter.

     Prior to joining the Company, Mr. Colan served since 2008 as Executive Vice President—Chief Accounting Officer and Controller of Discovery Communications, LLC. Prior to his tenure at Discovery Communications, LLC, Mr. Colan spent nine years at AOL/Time Warner where he held various positions including Senior Vice President—Controller and Treasurer. Additional details of Mr. Colan’s professional biography can be found in the press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference and made a part hereof.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibit is filed herewith:

Exhibit	Description

99.1	Press Release dated August 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: August 23, 2012	By:	/s/ Paul N. Saleh
Paul N. Saleh
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated August 23, 2012